        As filed with the Securities and Exchange Commission on March 29, 2007.

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ALLIANCE FIBER OPTIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	77-0554122 (I.R.S. Employer Identification No.)

275 Gibraltar Drive Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)

Alliance Fiber Optic Products, Inc. 2000 Employee Stock Purchase Plan
(Full title of the plan)

PETER C. CHANG
President and Chief Executive Officer
Alliance Fiber Optic Products, Inc.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
(Name, address and telephone number,
including area code, of agent for service)	Copy to: GABRIELLA A. LOMBARDI, ESQ. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	405,000 shares	$1.93	$781,650	$24.00

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq Capital Market on March 27, 2007.

_________________

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 29, 2000 (File No. 333-50926), February 2, 2001 (File No. 333-54864), October 13, 2004 (File No. 333-119711), March 29, 2005 (File No. 333-123648) and March 29, 2006 (File No. 333-132801) are hereby incorporated by reference.

PART II

Incorporation of Documents by Reference

        The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

    (1)        Registrant’s Annual Report on Form 10-K (File No. 000-31857) for the year ended December 31, 2006; and

    (2)        The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed October 27, 2000, as amended November 14, 2000 (File No. 000-31857).

        In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 29, 2007.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Peter C. Chang
Peter C. Chang
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and Anita K. Ho, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Peter C. Chang	President, Chief Executive Officer	March 29, 2007
Peter C. Chang	(Principal Executive Officer
and Chairman)
/s/ Anita K. Ho	Acting Chief Financial Officer	March 29, 2007
Anita K. Ho	(Principal Financial and Accounting
Officer)
/s/ Richard Black	Director	March 29, 2007
Richard Black

/s/ Gwong-Yih Lee	Director	March 29, 2007
Gwong-Yih Lee

/s/ Ray Sun	Director	March 29, 2007
Ray Sun

/s/ James C. Yeh	Director	March 29, 2007
James C. Yeh

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

EXHIBIT 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 Hanover Street

Palo Alto, CA 94304

March 29, 2007

Alliance Fiber Optic Products, Inc.275
Gibraltar Drive

Sunnyvale, CA 94089

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We are acting as counsel for Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of 405,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the Company’s 2000 Employee Stock Purchase Plan (the “Plan”).

        We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/Pillsbury Winthrop Shaw Pittman LLP

Pillsbury Winthrop Shaw Pittman LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2007 relating to the consolidated financial statements of Alliance Fiber Optic Products, Inc., which appears in Alliance Fiber Optic Products, Inc. Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.
San Francisco, California
March 28, 2007

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2005, relating to the consolidated financial statements of Alliance Fiber Optic Products, Inc., which appears in Alliance Fiber Optic Products, Inc’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 28, 2007